GUINNESS ATKINSON FUNDS

AMENDMENT TO THE

TRUST INSTRUMENT

The undersigned, Joy Ausili, hereby certifies that she is a duly elected secretary of Guinness Atkinson Funds, a Delaware business trust (the "Trust"), and further that by a resolution adopted by the Board of Trustees of the Trust on September 9, 2019 by a majority vote of the Trustees at a meeting of the Board of Trustees, which was duly noticed in accordance with the requirements of the Trust Instrument of the Trust dated March 6, 1997 (the "Trust Instrument") and in which a quorum of the Trustees participated, the following amendment to the Trust Instrument was adopted in accordance with the provisions of Article XI, Section 11.08 of the Trust Instrument:

The first sentence of Section 4.04 of Article IV of the Trust Instrument is hereby amended to read as follows:

"In any action taken by the Trustees hereunder, unless otherwise specified, the Trustees shall act by majority vote at a meeting duly called or by the written consent signed, or evidenced by electronic transmission of at least 70% of the Trustees without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person."

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 9th day of September 2019.

/s/ Joy Ausili
Joy Ausili
Secretary

AMENDED AND RESTATED SCHEDULE A TO TRUST INSTRUMENT

GUINNESS ATKINSON FUNDS

SCHEDULE A TO THE

TRUST INSTRUMENT DATED MARCH 6, 1997

List of Funds	Established
Guinness Atkinson Asia Focus Fund	March 6, 1997
Guinness Atkinson China & Hong Kong Fund	March 6, 1997
Guinness Atkinson Global Innovators Fund	June 3, 1998
Guinness Atkinson Global Energy Fund	May 7, 2004
Guinness Atkinson Alternative Energy Fund	November 14, 2005
Guinness Atkinson Asia-Pacific Dividend Builder Fund	November 14, 2005
Guinness Atkinson Renminbi Yuan & Bond Fund	May 9, 2011
Guinness Atkinson Dividend Builder Fund	March 2, 2012
SmartETFs Smart Transportation & Technology ETF	September 23, 2019

Current as of September 23, 2019